Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PENGROWTH ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

Alberta, Canada	98-0185056
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 2100, 222 – 3rd Avenue S.W.
Calgary, Alberta, Canada T2P 0B4
(403) 233-0224
(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address and telephone number of agent for service)

Copies to:

Andrew D. Grasby Pengrowth Energy Corporation 2100, 222 – 3rd Avenue S.W. Calgary, Alberta, Canada T2P 0B4 (403) 233-0224	Shannon M. Gangl Burnet, Duckworth & Palmer LLP 2400, 525 – 8th Avenue S.W. Calgary, Alberta, Canada T2P 1G1 (403) 260-0279	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, N.Y. 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.	☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.
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If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
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If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
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If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.	☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Shares	30,000,000 Common Shares	U.S.$8.63	US$258,900,000.00	US$29,669.94

(1)
Based on the average of the high and low prices of the Common Shares of Pengrowth Energy Corporation on April 20, 2012 on the New York Stock Exchange, and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

IF AS A RESULT OF STOCK SPLITS, STOCK DIVIDENDS OR SIMILAR TRANSACTIONS, THE NUMBER OF SECURITIES PURPORTED TO BE REGISTERED ON THIS REGISTRATION STATEMENT CHANGES, THE PROVISIONS OF RULE 416 SHALL APPLY TO THIS REGISTRATION STATEMENT.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

PENGROWTH ENERGY CORPORATION

PREMIUM DIVIDENDTM, DIVIDEND REINVESTMENT AND OPTIONAL COMMON SHARE PURCHASE PLAN

On December 31, 2010, Pengrowth Energy Corporation (hereinafter referred to as “we” or “us” or “Pengrowth” or the “Corporation”) established a Dividend Reinvestment and Optional Common Share Purchase Plan (the “Previous Plan”), under which we registered 10,000,000 of our common shares (the “Shares”) to provide a method for certain holders (the “Shareholders”) of our Shares to maximize their investment in us.

Effective December 31, 2011, we adopted a Premium Dividend™, Dividend Reinvestment and Optional Common Shares Purchase Plan (the “Plan”) which amends, restates and supersedes the Previous Plan.  The Plan provides Shareholders who meet the eligibility requirements set forth herein (“Eligible Shareholders”) with the opportunity (but not the obligation) to reinvest their cash dividends declared payable by us on the outstanding Shares (“Dividends”) in new Shares at a 5% discount to the Average Market Price (as defined herein) on the applicable payment date.  The new Shares will, at the election of Participants (as defined herein), either be (i) credited to the Participant’s account under the Dividend Reinvestment Component of the Plan or (ii) disposed of under the Premium DividendTM Component of the Plan in exchange for a cash payment equal to 102% of the reinvested Dividends.  The Plan also provides Eligible Shareholders who are enrolled in either the Dividend Reinvestment Component or the Premium Dividend™ Component of the Plan with the opportunity to purchase additional new Shares at a 5% discount to the Average Market Price on the applicable Dividend payment date pursuant to the OCP Component of the Plan.

Effective April 23, 2012 we registered an additional 30,000,000 of our Shares for distribution pursuant to the Plan.

The Plan consists of three components: the Dividend Reinvestment Component; the Premium DividendTM Component; and the OCP Component.  The Dividend Reinvestment Component is that component of the Plan pursuant to which Shares are purchased on the reinvestment of Dividends under the Plan but are not disposed of in exchange for the Premium DividendTM (as defined below).  See “The Plan—Components of the Plan—Dividend Reinvestment”.  The Premium DividendTM Component is that component of the Plan pursuant to which Shares are purchased on the reinvestment of Dividends under the Plan and disposed of in exchange for a cash amount equal to 102% of a Dividend or, as the context may require, 102% of the aggregate Dividends payable by us on a particular Dividend payment date to Participants enrolled in the Premium DividendTM Component, subject to proration in certain events (the “Premium DividendTM”).  See “The Plan—Components of the Plan—Premium DividendTM”.  The OCP Component refers to that component of the Plan pursuant to which Participants (other than a depository) have the option to purchase additional Shares at a 5% discount to the Average Market Price.  See “The Plan—Components of the Plan— OCP Component”.  Each component of the Plan is subject to eligibility restrictions, applicable withholding taxes, prorating as provided herein, and other limitations on the availability of new Shares in certain events.  Only Shareholders who are resident in Canada may participate in the Premium Dividend™ Component. A Shareholder who is a resident of the United States or is otherwise a “U.S.

person” as that term is defined in Regulation S under the United States Securities Act of 1933, as amended, including, without limitation, any natural person resident in the United States, any partnership or corporation organized or incorporated under the laws of the United States, any estate of which any executor or administrator is a U.S. person and any trust of which any trustee is a U.S. person, may participate in the Dividend Reinvestment Component and purchase additional new Shares pursuant to the OCP Component, but cannot participate in the Premium Dividend™ Component. For greater certainty, neither the Depository Trust & Clearing Corporation (“DTC”) nor beneficial owners of Shares who hold their Shares through DTC are eligible to participate in the Premium Dividend™ Component.

In order to participate in either the Dividend Reinvestment Component or the Premium Dividend™ Component, an Eligible Shareholder must enroll, or be deemed to have enrolled, in the Plan directly or through the broker, investment dealer, financial institution or other nominee who holds Shares on the Eligible Shareholder's behalf.  An Eligible Shareholder who was enrolled in the dividend reinvestment component of the Previous Plan, and who has provided Olympia Trust Company with a duly completed enrollment form in respect of the Previous Plan, will automatically be deemed to be a participant in the Dividend Reinvestment Component, without any further action on their part. A Shareholder who was either not properly enrolled in the dividend reinvestment component of the Previous Plan through Olympia Trust Company, or who wishes to enroll in the Premium Dividend™ Component, must enroll in the Plan either (i) directly if such Shareholder is a registered Shareholder, or (ii) if such Shareholder is a beneficial Shareholder whose Shares are held through a broker, investment dealer, financial institution or other nominee, indirectly through such broker, investment dealer, financial institution or other nominee, in accordance with the procedures set forth under “The Plan—Enrollment”.  In addition, in order to purchase new Shares pursuant to the OCP Component of the Plan, an Eligible Shareholder must also be enrolled, or be deemed to have enrolled, in either the Dividend Reinvestment Component or the Premium Dividend™ Component of the Plan.

Our Shares are listed and trade on the TSX under the symbol “PGF” and on the NYSE under the symbol “PGH”.  The closing prices for the Shares on the TSX and on the NYSE on April 20, 2012 were Cdn. $8.55 and U.S. $8.62, respectively.

Actual future cash dividends, if any, will be subject to the discretion of our board of directors, and may vary depending on a variety of factors and conditions existing from time to time, including fluctuations in commodity prices, production levels, capital expenditure requirements, debt service requirements, operating costs, royalty burdens, foreign exchange rates and the satisfaction of the liquidity and solvency tests imposed by the Business Corporations Act (Alberta) (the “ABCA”) for the declaration and payment of dividends.  See “Special Note Regarding Forward-Looking Statements” and “Risk Factors” on pages 9 and 11, respectively, in this prospectus.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April 23, 2012.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly financial information and material change reports and other material with the SEC and with the securities commission or similar regulatory authority in each of the provinces of Canada.  Under the multi-jurisdictional disclosure system adopted by the United States, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States.  You may read and copy any document that we have filed with the SEC at the SEC’s public reference rooms in Washington, D.C. and Chicago, Illinois.  You may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee.  You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms.  You may read and download some of the documents we have filed with the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system at www.sec.gov.  You may read and download any public document that we have filed with the securities commissions or similar authorities in each of the provinces of Canada at www.sedar.com.

This prospectus is part of a registration statement filed with the SEC on Form F-3 relating to Pengrowth Energy Corporation’s Dividend Reinvestment and Optional Common Share Purchase Plan, together with all amendments and exhibits, of which this prospectus is a part, under the Securities Act of 1933 (the “Securities Act”).  This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC.  For further information about us and the Shares to be issued pursuant to our Plan, you are encouraged to refer to our amended registration statement on Form 8-A/A dated January 3, 2011, and the exhibits and schedules which are incorporated by reference, as well as our Management Information Circular dated March 26, 2012.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed by us with the securities commissions or similar authorities in each of the provinces of Canada and with the SEC are specifically incorporated by reference into this prospectus:

1.
our annual report on Form 40-F for the year ended December 31, 2011, filed with the SEC on February 28, 2012, as amended by Amendment No. 1 filed with the SEC on March 1, 2012, which includes: (i) our annual information form for the year ended December 31, 2011 (the “AIF”); (ii) our audited comparative consolidated annual financial statements as at December 31, 2011, December 31, 2010 and January 1, 2010 and for the years ended December 31, 2011 and 2010, together with the notes thereto and the report of the auditors thereon, including the auditors’ report on internal control over financial reporting (the “2011 Annual Financial Statements”); (iii) management’s discussion and analysis for the year ended December 31, 2011, which includes management’s annual report on internal control over financial reporting (the “2011 Annual MD&A”); and (iv) our report titled “Supplemental Unaudited Disclosures About Oil and Gas Producing Activities Required Under United States Generally Accepted Accounting Principles”, which was filed on SEDAR under the category “Other” on March 21, 2012;

2.	our notice of annual meeting and management information circular dated March 26, 2012 for the annual meeting of Shareholders held on May 2, 2012;

3.
the joint management information circular and proxy statement for an annual and special meeting of the shareholders of NAL Energy Corporation and a special meeting of the shareholders of Pengrowth Energy Corporation, each to be held on May 23, 2012, with respect to, among other things, the proposed plan of arrangement involving NAL Energy Corporation and Pengrowth Energy Corporation dated April 20, 2012;

4.
Amendment No. 3 to our registration statement on Form 8-A/A relating to the description of our Common Shares, filed on January 3, 2011, and any further amendment or report filed for the purposes of updating such description;

5.	our report on Form 6-K, furnished to the SEC on January 11, 2011;

6.	our reports on Form 6-K, furnished to the SEC on February 29, 2012;

7.	our report on Form 6-K, furnished to the SEC on March 12, 2012;

8.	our report on Form 6-K, furnished to the SEC on March 23, 2012; and

9.	our reports on Form 6-K, furnished to the SEC on March 29, 2012.

In addition, all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Form 10-Q or Form 8-K, if any, that we file with the SEC pursuant to the Exchange Act prior to the termination of this offering, are hereby incorporated by reference into this prospectus.  Also, we may incorporate by reference our future reports on Form 6-K subsequent to the date of this prospectus and prior to the termination of this offering by stating in those Forms that they are being incorporated by reference into this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or therein or in any other later filed document which also is incorporated by reference into this prospectus modifies or supersedes that statement.  Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus.  Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

Any person receiving a copy of this prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents.  Requests should be directed to our principal executive offices, Suite 2100, 222 – 3rd Avenue S.W., Calgary, Alberta, Canada T2P 0B4, telephone number:  (800) 223-4122.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a corporation organized under, and governed by, the laws of the Province of Alberta, Canada.  All of our directors and officers and most of the experts named in this prospectus are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets and our assets, are located outside the United States.  We have appointed an agent for service of process in the United States, but it may be difficult for Shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States.  It may also be difficult for Shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of the directors and officers of the Corporation and experts under the U.S. federal securities laws.  We have been advised by our Canadian counsel, Burnet, Duckworth & Palmer LLP, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of Shares under this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, and in certain documents incorporated by reference into this prospectus, constitute forward-looking statements within the meaning of securities laws, including the “safe harbor” provisions of Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future performance, including, without limitation, the payment of dividends by us and the expected dividend rate and frequency thereof, benefits and synergies resulting from the Arrangement, business strategy and strengths, goals, focus and the effects thereof, acquisition criteria, capital expenditures, reserves, reserve life indices, estimated production, remaining producing reserves lives, operating expenses, royalty rates, net present values of future net revenue from reserves, commodity prices and costs, exchange rates, the impact of contracts for commodities, development plans and programs, tax horizon, future income taxes, taxability of dividends, the impact of proposed changes to Canadian tax legislation or U.S. tax legislation, the impact of International Financial Reporting Standards, abandonment and reclamation costs, government royalty rates and expiring acreage. All statements other than statements of historical fact are forward-looking statements. The use of any of the words “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “should”, “believe”, “predict” and “potential” and similar expressions are intended to identify forward looking statements.

These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. No assurance can be given that these expectations will prove to be correct and such forward-looking statements included in, or incorporated by reference into, this prospectus should not be unduly relied upon. These statements speak only as of the date of this prospectus or as of the date specified in the documents incorporated by reference into this prospectus, as the case may be. The forward-looking statements included in this prospectus and in certain documents incorporated by reference herein are expressly qualified by this cautionary statement. We do not undertake any obligation to publicly update or revise any forward-looking statements except as expressly required by applicable securities laws.

Forward-looking statements and information are based on our current beliefs as well as assumptions made by, and information currently available to us concerning, amongst other things,  anticipated financial performance, business prospects, strategies, regulatory developments, future oil and natural gas commodity prices and differentials between light, medium and heavy oil prices, future oil and natural gas production levels, future exchange rates, the proceeds of anticipated divestitures, the amount of future cash dividends paid by us, the cost of expanding our property holdings, our ability to obtain equipment in a timely manner to carry out development activities, our ability to market our oil and gas successfully to current and new customers, the impact of increasing competition, our ability to obtain financing on acceptable terms, and our ability to add production and reserves through our development and exploration activities. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that predictions, forecasts, projections and other forward-looking statements will not be achieved.  We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.  These factors include, but are not limited to: the volatility of oil and gas prices; production and development costs and capital expenditures; the imprecision of reserve estimates and estimates of recoverable quantities of oil, natural gas and liquids; our ability to replace and expand oil and gas reserves; environmental claims and liabilities; incorrect assessments of value when making acquisitions; increases in debt service charges; the loss of key personnel; the marketability of production; defaults by third party operators; unforeseen title defects; fluctuations in foreign currency and exchange rates; inadequate insurance coverage; compliance with environmental laws and regulations; changes in tax laws; foreign exchange rates; the satisfaction of the liquidity and solvency tests imposed by applicable laws for the declaration and payment of dividends; and our ability to access external sources of debt and equity capital.  Further information regarding these factors may be found in the 2011 Annual Financial Statements, the 2011 Annual MD&A, in our AIF, and in our most recent management information circular, quarterly reports, material change reports and news releases.  Copies of our Canadian public filings are available on SEDAR at www.sedar.com.  Our U.S. public filings, including our most recent annual report on Form 40-F as supplemented by our reports furnished to the SEC on Form 6-K, are available at www.sec.com and are incorporated by reference in this prospectus.

We caution that the foregoing list of factors that may affect future results is not exhaustive.  When relying on our forward-looking statements to make decisions with respect to us, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

RISK FACTORS

Before you decide to participate in the Plan and invest in our Shares, you should be aware of certain material risks in making such an investment.  You should consider carefully such risks together with all risk factors and information included or incorporated by reference in this prospectus, including the applicable risk factors set forth in the section titled “Risk Factors” in each of our AIF and 2011 Annual MD&A, each of which has been incorporated by reference into this prospectus.  In addition, you should consult your own financial and legal advisors before making an investment.

Risks Related To The Plan

You will not know the price of the Shares you are purchasing under the Plan at the time you elect to reinvest your dividends, or purchase additional Shares.

You will not know the price of the Shares you are purchasing under the Plan at the time you authorize the investment or elect to have your dividends reinvested.  The price of our Shares may fluctuate between the time you decide to purchase them under the Plan and the time of actual purchase.  In addition, during this time period, you may become aware of additional information that might affect your investment decision.

The Plan Broker may not deliver sufficient funds to pay the Premium DividendTM when required, or at all, and neither we nor the Plan Agent is liable to participants enrolled in the Premium DividendTM Component for the obligations of the Plan Broker.

Canaccord Genuity Corp. (the “Plan Broker”) has committed to paying the cash amount equal to 102% of a cash dividend declared payable by us or, as the context may require, 102% of the aggregate cash dividends declared payable by us on a particular dividend payment date to Participants enrolled in the Premium DividendTM Component (the “Premium DividendTM”) to the Plan Agent against delivery of the corresponding Shares on the applicable Dividend payment date.  Neither we nor the Plan Agent has any liability to participants enrolled in the Premium DividendTM Component (or to any Shareholder for which the participant may be acting) for any failure of the Plan Broker to fulfill its obligation to pay the Premium DividendTM when required or at all.  If the Plan Broker does not deliver sufficient funds to pay the Premium DividendTM on all Shares of participants enrolled in the Premium DividendTM Component, we will deliver the full amount of the regular dividend to the Plan Agent and affected Participants will be entitled to receive the regular dividend for each such Share in respect of which the Premium DividendTM is not paid by the Plan Broker, but neither we nor the Plan Agent will be obligated to pay the corresponding Premium DividendTM.

THE COMPANY

We are engaged in the development, production and acquisition of, and the exploration for, oil and natural gas reserves in the Canadian provinces of Alberta, British Columbia, Saskatchewan and Nova Scotia. Our long term goal is to maximize value creation for the benefit of our Shareholders. Our competitive position is dependent on our ability to execute our business strategy. We believe we have the skills and financial capacity to develop our opportunities. A key factor affecting our finances is commodity prices over which we have no control.

Our principal executive office is located at Suite 2100, 222 – 3rd Avenue S.W., Calgary, Alberta, Canada T2P 0B4, telephone number: (800) 223-4122.

USE OF PROCEEDS

We have no basis for estimating precisely either the number of Shares that may be sold under the Plan or the prices at which such Shares may be issued or acquired.  The amount of the proceeds that we may receive will depend on the number of participants in the Plan, the amount of the monthly dividends that we pay and the amount invested by participants in additional Shares through the optional cash purchase component of the Plan (see “The Plan” below).  We do not expect the amount of proceeds that we receive to be material.  The net proceeds from the sale of our Shares will be principally used to increase working capital and for other general corporate purposes.

THE PLAN

The following is a summary of the material attributes of the Plan.  The summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete Plan that is filed as an exhibit to the registration statement of which this prospectus forms a part.  Certain capitalized terms used in this summary have the meaning assigned to them in the Plan.

Definitions

“Average Market Price”, in respect of a particular Dividend payment date, refers to the arithmetic average (calculated by the Plan Broker to four decimal places) of the daily volume weighted average trading prices of Shares on the TSX for the trading days on which at least one board lot of Shares is traded on the TSX during the corresponding Pricing Period, subject to such adjustments as Pengrowth may, in its sole discretion, determine to be appropriate to account for (i) a change in the aggregate number of Shares outstanding into a greater or lesser number of Shares, (ii) a reclassification of the Shares, or (iii) a merger, reorganization or other transaction affecting the Shares.

“Business Day” refers to any day other than a Saturday, Sunday or statutory holiday in the Province of Ontario.

“CDS” refers to CDS Clearing and Depository Services Inc., which acts as a nominee for certain Canadian brokers, investment dealers, financial institutions and other nominees, or its nominee, as applicable.

“CDS Participants” refers to brokers, investment dealers, financial institutions or other nominees in their capacity as participants in the CDS depository service, who hold Shares registered in the name of CDS on behalf of eligible beneficial owners of Shares and who are acting on behalf of such beneficial owners in respect of the Plan.

“Depository” means with respect to the Premium Dividend™ Component, CDS, and with respect to the Dividend Reinvestment Component, CDS and DTC;

“Depository Participant” means a CDS Participant and, other than with respect to the Premium Dividend™ Component, a DTC Participant.

“DRS Advice” means a direct registration system advice or similar document evidencing the electronic registration of ownership of Shares.

“DTC Participants” refers to brokers, investment dealers, financial institutions or other nominees in their capacity as participants in the DTC depository service who hold Shares registered in the name of DTC on behalf of eligible beneficial owners of Shares who are acting on behalf of such beneficial owners in respect of the Plan.

“Enrollment Form” refers to the Reinvestment Enrollment – Participant Declaration Form (or similar form) established by Pengrowth and the Plan Agent from time to time for the purpose of enrolling eligible registered holders of Shares (other than a Depository) in the Plan.

“NYSE” refers to the New York Stock Exchange.

“OCP Form” refers to the Optional Cash Payment Authorization and Participant Declaration Form (or similar form) established by Pengrowth and the Plan Agent from time to time for the purpose of enabling eligible Participants (other than a Depository) to purchase additional new Shares pursuant to the OCP Component.

“Participants” refers to registered holders of Shares who, on the applicable record date for a Dividend, are Eligible Shareholders and are duly enrolled in the Plan;  provided, however, that Depositories, Depository Participants and other brokers, investment dealers, financial institutions or other nominees, as the case may be, shall be Participants only to the extent that such Depositories, Depository Participants or nominees, respectively, have enrolled in the Plan on behalf of Shareholders who are Eligible Shareholders and, in respect of the OCP Component only, also refers to Depository Participants and brokers, investment dealers, financial institutions or other nominees, as the case may be, who, on the applicable record date for a Dividend, purchase additional new Shares pursuant to the OCP Component on behalf of Shareholders who are Eligible Shareholders.

“Plan Agent” refers to Olympia Trust Company, or such other party as is appointed by Pengrowth from time to time to act as “Plan Agent” under the Plan.

“Plan Broker” refers to Canaccord Genuity Corp., or such other qualified investment dealer as is designated from time to time to act as “Plan Broker” under the Plan.

“Pricing Period”, in respect of a particular Dividend, refers to the period beginning on the later of the 21st Business Day preceding the Dividend payment date and the second Business Day following the record date applicable to that Dividend payment date, and ending on the second Business Day preceding the Dividend payment date.

“TSX” refers to the Toronto Stock Exchange.

Overview of the Plan

This Plan provides Eligible Shareholders with the opportunity to reinvest their Dividends in new Shares at a 5% discount to the Average Market Price on the applicable payment date, which new Shares will, at the Participant's election, either be (i) credited to the Participant's account under the Dividend Reinvestment Component of the Plan or (ii) disposed of under the Premium Dividend™ Component of the Plan in exchange for a cash payment equal to 102% of the reinvested Dividends. The Plan also provides Eligible Shareholders who are enrolled in either the Dividend Reinvestment Component or the Premium Dividend™ Component of the Plan with the opportunity to purchase additional new Shares at a 5% discount to the Average Market Price on the applicable Dividend payment date pursuant to the OCP Component of the Plan.

Each component of the Plan, which is explained in greater detail below, is subject to eligibility restrictions, applicable withholding taxes, prorating as provided herein, and other limitations on the availability of new Shares in certain events.

Eligible Shareholders are not required to participate in the Plan. Eligible Shareholders who have not elected to participate in the Plan will continue to receive their Dividends in the usual manner.

In order to participate in either the Dividend Reinvestment Component or the Premium Dividend™ Component, an Eligible Shareholder must enroll, or be deemed to have enrolled, in the Plan directly or through the broker, investment dealer, financial institution or other nominee who holds Shares on the Eligible Shareholder's behalf. See “Replacement of Current Dividend Reinvestment and Optional Common Share Purchase Plan” and “Enrollment” below.  In addition, in order to purchase new Shares pursuant to the OCP Component of the Plan, an Eligible Shareholder must also be enrolled, or be deemed to have enrolled, in either the Dividend Reinvestment Component or the Premium Dividend™ Component of the Plan.

Replacement of Current Dividend Reinvestment and Optional Common Share Purchase Plan

An Eligible Shareholder who was enrolled in the dividend reinvestment component of the Previous Plan, and who has provided Olympia Trust Company with a duly completed enrollment form in respect of the Previous Plan, will automatically be deemed to be a participant in the Dividend Reinvestment Component, without any further action on their part. A Shareholder who was either not properly enrolled in the dividend reinvestment component of the Previous Plan through Olympia Trust Company, or who wishes to enroll in the Premium Dividend™ Component, must enroll in the Plan either (i) directly if such Shareholder is a registered Shareholder, or (ii) if such Shareholder is a beneficial Shareholder whose Shares are held through a broker, investment dealer, financial institution or other nominee, indirectly through such broker, investment dealer, financial institution or other nominee, in accordance with the procedures set forth under “Enrollment” below.

Components of the Plan

Dividend Reinvestment

Under the Dividend Reinvestment Component, the Plan Agent will, on each Dividend payment date, on behalf of Participants enrolled in the Dividend Reinvestment Component, apply the aggregate Dividends payable on the Shares of such Participants towards the purchase from treasury of Pengrowth of such number of new Shares (calculated to six decimal places) as is equal to the aggregate amount of such Dividends divided by 95% of the corresponding Average Market Price. The new Shares so purchased will be held under the Plan by the Plan Agent for the account of the applicable Participants or, in the case of Eligible Shareholders who are enrolled in the Plan indirectly through a Depository, credited through such Depository to the accounts of appropriate Depository Participants on behalf of such Eligible Shareholders. Any subsequent Dividends paid in respect of Shares purchased under the Dividend Reinvestment Component will be subject to reinvestment under the Plan (i) in the case of Shares held under the Plan for the account of a Participant other than a Depository, pursuant to the election of the Participant as between the Dividend Reinvestment Component and the Premium Dividend™ Component, or (ii) in the case of Shares enrolled in the Plan indirectly through a Depository, pursuant to instructions provided to the Plan Agent by such Depository in the manner described below under the heading “Enrollment”.

Premium Dividend™

Under the Premium Dividend™ Component (which is only available to Canadian residents — see “Eligibility Requirements” below) the Plan Agent will, on each Dividend payment date, on behalf of Participants enrolled in the Premium Dividend™ Component, apply the aggregate Dividends payable on the Shares of such Participants towards the purchase from treasury of Pengrowth of such number of new Shares (calculated to six decimal places) as is equal to the aggregate amount of such Dividends divided by 95% of the corresponding Average Market Price. Additionally, a number of Shares approximately equal to the number of new Shares to be purchased under the Premium Dividend™ Component will in turn be pre-sold, by the Plan Broker, in one or more transactions on the TSX.

The new Shares purchased on the reinvestment of Dividends under the Premium Dividend™ Component on behalf of Participants enrolled in the Premium Dividend™ Component will not be held under the Plan by the Plan Agent or credited through CDS to the accounts of appropriate CDS Participants on behalf of Eligible Shareholders who are enrolled in the Premium Dividend™ Component, but will instead be delivered by the Plan Agent to the Plan Broker in exchange for the Premium Dividend™. The Plan Agent will in turn remit payment of the Premium Dividend™ to Participants enrolled in the Premium Dividend™ Component in the same manner that regular Dividends are paid by Pengrowth.

At the time Shares are delivered to the Plan Broker, each Shareholder for whom Dividends are reinvested under the Premium Dividend™ Component shall be deemed to represent and warrant to Pengrowth, the Plan Agent and the Plan Broker that: (i) it holds good and marketable title to such Shares, free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others; (ii) such Shares are not subject to resale restrictions; and (iii) it is an Eligible Shareholder.

Pengrowth and the Plan Agent have a commitment from the Plan Broker to pay the Premium Dividend™ to the Plan Agent against delivery of the corresponding Shares on the applicable Dividend payment date. Although Pengrowth and the Plan Agent will, if necessary, make claims on this commitment, neither Pengrowth nor the Plan Agent has any liability to Participants enrolled in the Premium Dividend™ Component (or to any Shareholder for which the Participant may be acting) for any failure of the Plan Broker to fulfil its obligation to pay the Premium Dividend™ when required. If the Plan Broker does not deliver sufficient funds to pay the Premium Dividend™ on all Shares of Participants enrolled in the Premium Dividend™ Component, Pengrowth will deliver the full amount of the regular Dividend to the Plan Agent and such Participants will be entitled to receive the regular Dividend for each such Share in respect of which the Premium Dividend™ is not paid by the Plan Broker. For greater certainty, a Participant who receives the regular Dividend in these circumstances will not be entitled to receive the corresponding Premium Dividend™.

OCP Component

Under the OCP Component, the Plan Agent will, on each Dividend payment date, on behalf of Participants (other than Depositories) who are duly enrolled in either the Dividend Reinvestment Component or the Premium Dividend™ Component and who have elected to purchase additional new Shares pursuant to the OCP Component, subject to the limitations set forth herein, apply the aggregate of all payments received by such Participants towards the purchase from treasury of Pengrowth of such number of new Shares (calculated to six decimal places) as is equal to the aggregate amount of such payments divided by 95% of the corresponding Average Market Price. The new Shares so purchased will be held under the Plan by the Plan Agent for the account of applicable Participants enrolled directly in the Plan with the Plan Agent or, in the case of Eligible Shareholders who are enrolled in the Plan indirectly through a Depository Participant, credited to the accounts of appropriate Depository Participants on behalf of such Eligible Shareholders. For Participants enrolled directly in the Plan with the Plan Agent, any subsequent Dividends paid in respect of Shares purchased under the OCP Component will be subject to reinvestment under the Plan pursuant to the current election of the Participant as between the Dividend Reinvestment Component and the Premium Dividend™ Component.  For Eligible Shareholders who are enrolled in the Plan indirectly through a Depository Participant, any subsequent Dividends paid in respect of Shares purchased under the OCP Component will be credited to the accounts of the appropriate Depository Participants on behalf of such Eligible Shareholders (and the Eligible Shareholder will need to instruct its broker or nominee to have such additional Shares purchased pursuant to the OCP Component enrolled in the Plan).

Participants in the OCP Component may make optional cash payments of a maximum of up to Cdn$1,000 per month or, for Eligible Shareholders resident in the United States, US$1,000 per month, or such other amounts as may be determined by Pengrowth from time to time (the “Maximum Contribution Amount”). In addition, Pengrowth may not issue pursuant to the OCP Component, more than the maximum number of Shares from treasury permitted by applicable laws and regulatory policies in any financial year (as at December 31, 2011 this maximum was equal to 2% of the number of Shares outstanding at the start of the financial year). Pengrowth and the Plan Agent will not accept any optional cash payments beyond this limit.

The Plan operates in Canadian funds and, as a result, the price of Shares acquired through the Plan will be denominated in Canadian dollars, and an appropriate currency exchange rate will be applied to all optional cash payments received in U.S. dollars for the purpose of determining the Canadian dollar-denominated amount of optional cash payments to be invested under the OCP Component.

There is no obligation to make an optional cash payment and the amount of optional cash payments (subject to the limits specified herein) made by a Participant may vary from time to time. However, a direction to purchase new Shares with an optional cash payment is irrevocable once received by the Plan Agent, and funds will only be returned to a Participant if Pengrowth determines not to accept such optional cash payment for the purchase of new Shares on the applicable Dividend payment date, if the Plan is terminated by Pengrowth, or participation in the Plan is terminated by such Participant or by Pengrowth. See “Termination of Participation” below.

Eligibility Requirements

Shareholders who are resident in Canada or the United States may participate in the Dividend Reinvestment Component and purchase additional new Shares pursuant to the OCP Component; provided that neither CDS nor DTC may directly invest under the OCP Component.

Only Shareholders who are resident in Canada may participate in the Premium Dividend™ Component. A Shareholder who is a resident of the United States or is otherwise a “U.S. person” as that term is defined in Regulation S under the United States Securities Act of 1933, as amended, including, without limitation, any natural person resident in the United States, any partnership or corporation organized or incorporated under the laws of the United States, any estate of which any executor or administrator is a U.S. person and any trust of which any trustee is a U.S. person, may participate in the Dividend Reinvestment Component and purchase additional new Shares pursuant to the OCP Component, but cannot participate in the Premium Dividend™ Component. For greater certainty, neither DTC nor beneficial owners of Shares who hold their Shares through DTC are eligible to participate in the Premium Dividend™ Component.

The amount of any Dividends to be reinvested under the Plan on behalf of Shareholders who are not residents of Canada will be reduced by the amount of any applicable non-resident withholding tax. See “Withholding Taxes” below.

Pengrowth and the Plan Agent also reserve the right to deny participation in the Plan to, or cancel the participation of, any person or agent of any person who appears to be, or who Pengrowth or the Plan Agent has reason to believe is, subject to the laws of any jurisdiction which do not permit participation in the Plan in the manner sought by such person or which will subject the Plan or Pengrowth to requirements of the jurisdiction not otherwise applicable to the Plan or Pengrowth, or whose participation in the Plan is suspected to be part of a scheme to avoid applicable legal requirements or otherwise engage in unlawful behavior.

Pengrowth also reserves the right to determine, from time to time, not to accept optional cash payments for the purchase of new Shares under the OCP Component. Pengrowth further reserves the right to determine, from time to time, a minimum number of Shares that a Shareholder must hold in order to be eligible for, or continue to be enrolled in, the Plan, subject to any applicable legal or regulatory requirements.

Enrollment

Eligible Shareholders who are currently enrolled in the dividend reinvestment portion of the Previous Plan through Olympia Trust Company will automatically be deemed to be participants in the Dividend Reinvestment Component, without any further action on their part. See “Replacement of Current Dividend Reinvestment and Optional Common Share Purchase Plan” above. The following paragraphs outline the enrollment process for an Eligible Shareholder who was either not properly enrolled in the dividend reinvestment component of the Previous Plan through Olympia Trust Company, or who wishes to enroll in the Premium Dividend™ Component or who wishes to purchase additional new Shares pursuant to the OCP Component.

Direct Enrollment

An Eligible Shareholder whose Shares are registered in its own name may directly enroll in either the Dividend Reinvestment Component or the Premium Dividend™ Component by delivering to the Plan Agent a duly completed Enrollment Form. A Participant who delivers a duly completed Enrollment Form to the Plan Agent will be deemed to thereby direct Pengrowth to credit the Plan Agent with all Dividends payable in respect of all Shares registered in the name of the Participant or held under the Plan by the Plan Agent for the Participant's account as of the Dividend record date, and to direct the Plan Agent to reinvest such Dividends in new Shares in accordance with the Dividend Reinvestment Component or the Premium Dividend™ Component, as applicable, and otherwise upon and subject to the terms and conditions described herein. See “Deemed Representations, Directions and Authorizations” below.

An Eligible Shareholder whose Shares are registered in its own name and who is directly enrolled in the Dividend Reinvestment Component or the Premium Dividend™ Component may purchase additional new Shares pursuant to the OCP Component, by delivering to the Plan Agent a duly completed OCP Form and a cheque for the applicable payment payable to the Plan Agent. A Participant who delivers a duly completed OCP Form and a cheque to the Plan Agent will be deemed to thereby direct Pengrowth to purchase new Shares in accordance with the OCP Component upon and subject to the terms and conditions described herein. See “Deemed Representations, Directions and Authorizations” below.

To obtain a copy of the Enrollment Form and/or the OCP Form, see the Plan Agent's website at www.olympiatrust.com/transfer-agent/DRIP/Pengrowth. A copy of the Enrollment Form and/or the OCP Form may also be obtained by calling the Plan Agent at 1-888-353-3138, or from Pengrowth's website at www.pengrowth.com.

Indirect Enrollment

An Eligible Shareholder whose Shares are not registered in its own name cannot enroll in the Plan directly but may instead do so indirectly through the broker, investment dealer, financial institution or other nominee who holds their Shares by providing appropriate enrollment instructions to such nominee. Where such nominee holds Shares in its own name (and not through a Depository) on behalf of an Eligible Shareholder, the nominee may enroll in the Plan on behalf of the Eligible Shareholder by delivering to the Plan Agent a duly completed Enrollment Form. Where the Shares are held indirectly through a Depository, enrollment instructions must be communicated to such Depository by the applicable Depository Participant in accordance with the procedures of such Depository's system, and such Depository will in turn provide instructions to the Plan Agent regarding the extent of its participation, on behalf of Eligible Shareholders, in the Dividend Reinvestment Component and, where the Depository is CDS, the Premium Dividend™ Component. The Depository's instructions will advise the Plan Agent of (i) the aggregate number of Shares held through such Depository in respect of which Dividends are to be reinvested under the Dividend Reinvestment Component, and (ii) where the Depository is CDS, the aggregate number of Shares held through CDS in respect of which Dividends are to be reinvested under the Premium Dividend™ Component.

An Eligible Shareholder who is indirectly enrolled in either the Dividend Reinvestment Component or the Premium Dividend™ Component whose Shares are held through a broker, investment dealer, financial institution or other nominee, may purchase additional new Shares pursuant to the OCP Component indirectly through such nominee who holds their Shares by providing appropriate instructions to such nominee. Such nominee may make optional cash payments on behalf of the Eligible Shareholder by delivering to the Plan Agent the applicable payment and a duly completed OCP Form. Such nominee must make the declaration set forth in the OCP Form to the effect that (i) it is making the optional cash payment on behalf of one or more beneficial owners of Shares that are registered in the nominee's name, (ii) it has applied to participate in either the Dividend Reinvestment Component or the Premium Dividend™ Component on behalf of each such beneficial owner of Shares, (iii) not more than the Maximum Contribution Amount is being paid on behalf of each beneficial owner of Shares and (iv) it has complied with the applicable provisions of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the regulations thereunder.

Continued Participation

Once a Participant (other than a Depository) has enrolled in either the Premium Dividend™ Component or the Dividend Reinvestment Component by delivering to the Plan Agent a duly completed Enrollment Form, participation in the manner elected by the Participant continues automatically with respect to all Shares registered in the name of the Participant or held under the Plan by the Plan Agent for the Participant's account until the Plan or the Participant's participation therein is terminated or until the Participant changes its election.

Optional cash payments may be submitted at any time for investment in new Shares pursuant to the OCP Component by or on behalf of an Eligible Shareholder provided that the Eligible Shareholder continues to be duly enrolled in either the Dividend Reinvestment Component or the Premium Dividend™ Component.

Eligible Shareholders who participate in the Plan indirectly through a Depository or otherwise through their broker, investment dealer, financial institution or other nominee should consult such nominee to confirm the nominee's policies concerning continued participation following initial enrollment.

See “Termination of Participation” and “Change of Election” below.

Enrollment Deadlines

In order for a particular Dividend payable on Shares held by an Eligible Shareholder to be reinvested on the Dividend payment date and, if applicable, for an  optional cash payment to be invested in new Shares on that Dividend payment date, the Plan Agent must receive (i) a duly completed Enrollment Form that covers such Shares, and a duly completed OCP Form and accompanying cheque, as applicable, not later than 4:30 p.m. (Calgary time) on the Business Day preceding the record date for the Dividend, or (ii) in the case of Shares enrolled indirectly through a Depository, appropriate instructions from such Depository regarding the extent of its participation (on behalf of Eligible Shareholders) not later than such time preceding the record date for that Dividend as may be agreed from time to time between such Depository and the Plan Agent in accordance with custom and practice relating to such Depository's system. The Depository must in turn receive appropriate instructions from the nominee holders that are Depository Participants not later than such deadline preceding the record date as may be established by such Depository from time to time. Enrollment Forms, OCP Forms or instructions from a Depository, as applicable, received by the Plan Agent after the stipulated pre-record date deadline will not be effective in respect of the applicable Dividend payment date unless otherwise determined by Pengrowth and the Plan Agent in their sole discretion.

Checks received by the Plan Agent in respect of optional cash payments will be cashed as soon as practicable by the Plan Agent to ensure that payment will not be denied for insufficient funds by the applicable Dividend payment date. No interest will be paid on any amounts held pending investment.

Optional cash payments received by the Plan Agent after the applicable deadline and checks that  have not cleared by the applicable Dividend payment date will not be invested in new Shares on such Dividend payment date and will be invested in new Shares on the next following Dividend payment date.

Broker Requirements

A Depository Participant or other broker, investment dealer, financial institution or other nominee may require certain information or documentation from an Eligible Shareholder before it will act upon enrollment and/or optional cash payment instructions relating to the Plan. Eligible Shareholders who wish to participate in the Plan and, if applicable, purchase additional new Shares pursuant to the OCP Component should contact the broker, investment dealer, financial institution or other nominee who holds their Shares to provide instructions regarding their decision to enrol, their election as between the Dividend Reinvestment Component and the Premium Dividend™ Component and, if applicable, their instructions with respect to the OCP Component, to confirm any information or documentation required to give effect to their instructions, to confirm the nominee's policies concerning continued participation following initial enrollment, and to inquire about any applicable deadlines that the nominee may impose or be subject to under the policies of that nominee or a Depository's system.

Administration

Olympia Trust Company has been appointed to act as Plan Agent for and on behalf of Participants. If Olympia Trust Company ceases to act as Plan Agent for any reason, another qualified party will be designated by Pengrowth to act as Plan Agent and Participants will be notified of the change.

All funds credited to the Plan Agent under the Plan on account of the reinvestment of Dividends will be applied to the purchase of new Shares directly from Pengrowth on behalf of Participants. In no event will interest be paid to Participants on any funds held for reinvestment under the Plan (including optional cash payments pending their investment in new Shares).

In carrying out its obligations under the Plan on behalf of Participants, the Plan Agent shall only be required to act in accordance with the instructions duly received within the appropriate time periods.

Proration in Certain Events

Pengrowth reserves the right to determine, promptly following each Dividend record date, the amount of new equity, if any, to be made available under the Plan on the Dividend payment date to which such record date relates. No assurances can be made that new Shares will be made available under the Plan on a regular basis, or at all.

In addition, Pengrowth may not issue, in any financial year, pursuant to the OCP Component, more than the maximum number of Shares permitted by applicable laws and regulatory policies.

If, in respect of any Dividend payment date, fulfilling the elections of all Participants under the Plan would result in the issuance of more than the maximum amount of new equity determined by Pengrowth to be available under the Plan, then elections for the purchase of new Shares on that Dividend payment date will be accepted (i) first, from Participants electing to reinvest Dividends under the Dividend Reinvestment Component, (ii) second, to the extent that new equity remains available under the Plan, from Participants electing to receive the Premium Dividend™ under the Premium Dividend™ Component, and (iii) third, to the extent that new equity remains available under the Plan, from Participants electing to make optional cash payments under the OCP Component. If Pengrowth is not able to accept all elections for a particular component of the Plan (including as a result of Pengrowth exceeding the aggregate annual limit on new Shares that may be issued pursuant to the OCP Component), then purchases of new Shares under that component on the applicable Dividend payment date will be prorated among all Participants in that component according to the number of Shares participating in the particular component or the amount of their optional cash payments, as the case may be.

If trading of Shares on the TSX, or the trading thereof by the Plan Broker, is for any reason prohibited for an entire day, or if the Premium Dividend™ Component is terminated or suspended for any reason, in any such case during a Pricing Period, then purchases of new Shares under that component on the applicable Dividend payment date will be prorated among all Participants in that component according to the number of Shares enrolled therein.

If on any Dividend payment date Pengrowth determines not to issue any equity through the Plan, or the availability of new Shares is prorated in accordance with the terms of the Plan, or for any other reason a Dividend cannot be reinvested under the Plan, in whole or in part, then Participants will be entitled to receive from Pengrowth the full amount of the regular Dividend for each Share in respect of which the Dividend is payable but cannot be reinvested under the Plan in accordance with the applicable election.

Price of New Shares

The subscription price of new Shares purchased on a Dividend payment date under the Dividend Reinvestment Component, the Premium Dividend™ Component and the OCP Component will be at a 5% discount to the Average Market Price for that Dividend payment date.

Subject to the policies of a particular broker, investment dealer, financial institution or other nominee through which a beneficial Shareholder holds their Shares, full reinvestment is possible as fractions of Shares may be credited to Participants' accounts maintained under the Plan.

Costs

No commissions, service charges or similar fees are payable by Participants to Pengrowth, the Plan Agent or the Plan Broker in connection with the purchase of new Shares from treasury under the Dividend Reinvestment Component, the Premium Dividend™ Component or the OCP Component. All administrative costs of the Plan, including the fees and expenses of the Plan Agent, will be paid by Pengrowth.

However, Eligible Shareholders whose Shares are not registered in their own name but wish to participate in the Plan should consult the broker, investment dealer, financial institution or other nominee who holds their Shares to confirm whether the nominee charges any fees to enroll or participate in the Plan on their behalf.

Reports to Participants

The Plan Agent will maintain an account for each Participant with respect to purchases of Shares made under the Plan for that Participant’s account and will issue an unaudited statement regarding purchases made under the Dividend Reinvestment Component and the OCP Component on a monthly basis.  These statements are a Participant’s continuing record of purchases of Shares made for its account under the Plan and should be retained for income tax purposes.  No statements will be provided to Participants in respect of purchases made under the Premium Dividend™ Component.

Eligible Shareholders who participate in the Plan indirectly through their broker, investment dealer, financial institution or other nominee should consult such nominee to confirm what statements or reports, if any, will be provided by the nominee, whether for tax reporting purposes or otherwise.

Whether or not it receives detailed statements or reports concerning transactions made on its behalf under the Plan, each Shareholder is responsible for calculating and monitoring its own adjusted cost base in Shares for Canadian federal income tax purposes, as certain averaging and other rules may apply and such calculations may depend on the cost of other Shares held by the Shareholder and other factors.

Withdrawal of Shares

Shares purchased under the Dividend Reinvestment Component and the OCP Component and held under the Plan by the Plan Agent for the account of Participants other than a Depository will be registered in the name of the Plan Agent or its nominee or in accounts designated by it for the account of Participants other than such Depository.  A DRS Advice (as such term is defined in the Plan) evidencing book-entry registered ownership of such Shares, or a certificate for such Shares, will only be issued to the Participant if the Plan or the Participant’s participation therein is terminated or if the Participant withdraws Shares from its account.

A Participant may, without terminating participation in the Plan, withdraw from its account under the Plan, and have a DRS Advice or Share certificate issued and registered in the Participant’s name for, any number of whole Shares held for its account under the Plan by delivering to the Plan Agent a duly completed withdrawal portion of the voucher located on the reverse of the statement of account issued by the Plan Agent.  A withdrawal request form may also be obtained from the Plan Agent at the address below.  The withdrawal of Shares and issuance of a DRS Advice or Share certificate will be completed within the Plan Agent’s ordinary service standards, which is generally within three (3) weeks from the time the request is received.  Any remaining Shares (including any residual fraction of a Share) will continue to be held by the Plan Agent for the Participant’s account under the Plan.

Shares held under the Plan by the Plan Agent for the account of a Participant may not be sold, pledged or otherwise disposed of by the Participant while so held.

For Eligible Shareholders enrolled in the Dividend Reinvestment Component indirectly through a Depository, any new Shares issued under the Dividend Reinvestment Component or the OCP Component will not be held under the Plan but instead credited through such Depository’s system to the accounts of appropriate Depository Participants on behalf of such Eligible Shareholders.

Termination of Participation

An Eligible Shareholder who is enrolled in the Plan directly as a Participant and wishes to terminate its participation in the Plan may do so voluntarily by delivering to the Plan Agent a duly completed termination portion of the voucher located on the reverse of the statement of account issued by the Plan Agent.  A termination request form may also be obtained from the Plan Agent at the address below.  In addition, participation in the Plan will be terminated automatically following receipt by the Plan Agent of written notice of an individual Participant’s death.  The termination request will be processed within the Plan Agent’s ordinary service standard, which is generally within three (3) weeks from the time the request is received.

A duly completed termination request (or notice of an individual Participant’s death) must be received by the Plan Agent before 4:30 p.m. (Calgary time) on the Business Day preceding a Dividend record date in order for the Participant’s account to be closed and participation in the Plan by such Participant to be terminated prior to the Dividend payment date to which that record date relates.  If a duly completed termination request (or notice of an individual Participant’s death) is not received by the Plan Agent before 4:30 p.m. (Calgary time) on the Business Day preceding a Dividend record date, then the Participant’s account will not be closed and participation in the Plan by such Participant will not be terminated until after the Dividend payment date to which that record date relates.

An Eligible Shareholder who is enrolled in the Plan indirectly through a Depository or otherwise through its broker, investment dealer, financial institution or other nominee and wishes to terminate its participation in the Plan must contact the nominee who holds its Shares and provide appropriate instructions to do so.  The nominee should be consulted to confirm what information or documentation may be required to give effect to the termination instructions, and to inquire about any applicable deadlines that the nominee may impose or be subject to under the policies of that nominee or a Depository’s system.

In the event of termination of participation, a Participant (other than a Depository) or a deceased Participant’s estate or legal representative, as applicable, will be issued a DRS Advice or Common Share certificate for the number of whole Shares held under the Plan by the Plan Agent in the Participant’s account and payment for any residual fraction of a Share so held based on the last price per Share at which Dividends were reinvested under the Plan and for and for any optional cash payments received for the account of such Participant prior to termination but not invested in new Shares.

Change of Election

An Eligible Shareholder who is enrolled in the Plan directly as a Participant and wishes to change its election as between the Dividend Reinvestment Component and the Premium Dividend™ Component may do so by delivering to the Plan Agent a new, duly completed enrollment form reflecting the new election.

A new Enrollment Form must be received by the Plan Agent before 4:30 p.m. (Calgary time) on the Business Day preceding a Dividend record date in order for the new election to apply to the Dividend to which that record date relates.  If a new Enrollment Form is not received by the Plan Agent before 4:30 p.m. (Calgary time) on the Business Day preceding a Dividend record date, then the previous election will apply to the Dividend to which that record date relates and the new election will only become effective for purposes of subsequent Dividends.

An Eligible Shareholder who is enrolled in the Plan indirectly through a Depository or otherwise through its broker, investment dealer, financial institution or other nominee and wishes to change its election as between the Dividend Reinvestment Component and the Premium Dividend™ Component must contact such nominee who holds its Shares and provide appropriate instructions to do so.  The nominee should be consulted to confirm what information or documentation may be required to give effect to the change of election instructions, and to inquire about any applicable deadlines that the nominee may impose or be subject to under the policies of that nominee or a Depository’s system.

Subdivisions

If Shares are distributed pursuant to a subdivision of Shares, the additional Shares received by the Plan Agent in respect of Shares held under the Plan by the Plan Agent for the account of Participants will be credited proportionately to the accounts of such Participants.

Shareholder Voting

Whole Shares held under the Plan by the Plan Agent for a Participant’s account on the record date for a vote of Shareholders will be voted in accordance with the instructions of the Participant given on a form to be furnished to the Participant for this purpose.  Shares for which instructions are not received will not be voted.  No voting rights will attach to any fraction of a Share held for a Participant’s account under the Plan.

Deemed Representations, Directions and Authorizations

Dividend Reinvestment Component

By enrolling in the Dividend Reinvestment Component, whether directly as a Participant or indirectly through a Depository or otherwise through a broker, investment dealer, financial institution or other nominee, a Shareholder shall be deemed to have: (i) represented and warranted to Pengrowth and the Plan Agent that it is an Eligible Shareholder with respect to participation in the Dividend Reinvestment Component; (ii) appointed the Plan Agent to receive from Pengrowth, and directed Pengrowth to credit the Plan Agent with, all Dividends (less any applicable withholding taxes) payable in respect of all Shares registered in the name of the Shareholder or held under the Plan for its account or, in the case of a Shareholder enrolled indirectly through a Depository or otherwise through a broker, investment dealer, financial institution or other nominee, that are enrolled (through a Depository or otherwise) on its behalf in the Dividend Reinvestment Component; and (iii) authorized and directed the Plan Agent to reinvest such Dividends (less any applicable withholding taxes) in new Shares, all in accordance with the provisions of the Dividend Reinvestment Component as set forth herein (which provisions include, without limitation, the purchase of new Shares at a 5% discount to the Average Market Price and the holding of such new Shares under the Plan or the crediting of such new Shares through a Depository) and otherwise upon and subject to the terms and conditions described herein.

Premium Dividend™ Component

By enrolling in the Premium Dividend™ Component, whether directly as a Participant or indirectly through CDS or otherwise through a broker, investment dealer, financial institution or other nominee, a Shareholder shall be deemed to have: (i) represented and warranted to Pengrowth, the Plan Agent and the Plan Broker that it is an Eligible Shareholder with respect to participation in the Premium Dividend™ Component; (ii) appointed the Plan Agent to receive from Pengrowth, and directed Pengrowth to credit the Plan Agent with, all Dividends (less any applicable withholding taxes) payable in respect of all Shares registered in the name of the Shareholder or held under the Plan for its account or, in the case of a Shareholder enrolled indirectly through CDS or otherwise through a broker, investment dealer, financial institution or other nominee, that are enrolled (through CDS or otherwise) on its behalf in the Premium Dividend™ Component; and (iii) authorized and directed the Plan Agent to reinvest such Dividends (less any applicable withholding taxes) in new Shares, all in accordance with the provisions of the Premium Dividend™ Component as set forth herein (which provisions include, without limitation, the purchase of new Shares at the 5% discount to the Average Market Price, the pre-sale of Shares through the Plan Broker and the delivery of new Shares to the Plan Broker in exchange for payment of the Premium Dividend™) and otherwise upon and subject to the terms and conditions described herein.

OCP Component

By purchasing additional new Shares pursuant to the OCP Component, whether directly as a Participant or indirectly through a broker, investment dealer, financial institution or other nominee, a Shareholder shall be deemed to have: (i) represented and warranted to Pengrowth and the Plan Agent that it is an Eligible Shareholder with respect to investing under the OCP Component; and (ii) authorized and directed the Plan Agent to apply the payment received from such Shareholder (or, indirectly from a broker, investment dealer, financial institution or other nominee, on its behalf) to the purchase of new Shares, all in accordance with the provisions of the OCP Component as set forth herein.

Responsibilities of Pengrowth, the Plan Agent and the Plan Broker

None of Pengrowth, the Plan Agent or the Plan Broker will be liable to any Shareholder, a Depository, any Depository Participant or any other nominee acting on behalf of a Shareholder in respect of the Plan for any act or for any omission to act in connection with the operation of the Plan including, without limitation, any claims or liability with respect to or arising out of:

(a)
any failure by a Depository, a Depository Participant or any other nominee to enroll or not enroll in the Plan any Shareholder (or, as applicable, any Shares held on the Shareholder’s behalf) in accordance with the Shareholder’s instructions or to not otherwise act upon a Shareholder’s instructions;

(b)
the continued enrollment in the Plan of any Shareholder (or, as applicable, any Shares held on the Shareholder’s behalf) until receipt of all necessary documentation as provided herein required to terminate participation in the Plan;

(c)	the prices and times at which Shares are purchased under the Plan for the account of, or on behalf of, any Shareholder;

(d)	any decision by Pengrowth to issue or not issue new equity through the Plan on any given Dividend payment date, or the amount of equity issued (if any);

(e)	any decision to amend or terminate the Plan in accordance with the terms hereof;

(f)	any default by the Plan Broker in delivering the Premium Dividend™ to the Plan Agent on any Dividend payment date;

(g)	a prorating, for any reason, of the amount of equity available under the Plan in the circumstances described herein or otherwise;

(h)	any decision not to accept an optional cash payment for the purchase of new Shares under the Plan or arising out of a failure by the Plan Agent to purchase new Shares with an optional cash payment;

(i)
any determination made by Pengrowth or the Plan Agent regarding a Shareholder’s eligibility to participate in the Plan or any component thereof, including the cancellation of a Shareholder’s participation for failure to satisfy eligibility requirements; or

(j)	any income taxes or other liabilities payable by a Shareholder in connection with their participation in the Plan.

None of Pengrowth, the Plan Agent or the Plan Broker can assure a Participant (or any beneficial owner of Shares for which a Participant may be acting) a profit or protect a Participant (or any such beneficial owner, as applicable) against loss on Shares purchased under the Plan.

The Plan Agent retains the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Plan Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist law, regulation or policy or any other law, regulation or policy to which the Plan Agent is now or hereafter becomes subject.

Amendment or Termination of the Plan

Pengrowth reserves the right to amend or terminate the Plan at any time, provided that no such action shall have retroactive effect prejudicial to Participants.  Pengrowth will publicly announce any material amendments to or termination of the Plan.  Generally, no notice will be given to Participants regarding any amendments to the Plan intended to cure, correct or rectify any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions.  Amendments to the Plan will be subject to the prior approval of the TSX.

In the event of termination of the Plan, Participants will be issued a DRS Advice or a Share certificate for the number of whole Shares held under the Plan by the Plan Agent in the Participant's account and payment for any remaining fraction of a Share so held based on the last price per Share at which Dividends were reinvested under the Plan and for any optional cash payments received for the account of such Participant prior to such termination but not invested in Shares. In the event that Pengrowth terminates the Plan, no investment will be made by the Plan Agent on the Dividend payment date immediately following the effective date of such termination, and any optional cash payments not invested in Shares as of the effective date of such termination and any Dividends paid after the effective date of such termination that would, but for the termination, be reinvested under the Plan, will be remitted to the Participants.

Withholding Taxes

The Plan is subject to any withholding obligations that Pengrowth may have with respect to taxes or other charges under applicable laws, and any amounts to be reinvested pursuant to the Plan shall be net of any amounts required to be withheld.

Interpretation

Any issues of interpretation arising in connection with the Plan or its application shall be conclusively determined by Pengrowth.

Governing Law

The Plan shall be governed by, and administered and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable therein.

Notices and Inquiries

Any notices, documents (including a DRS Advice or a Share certificate) or payments required under the Plan to be given or delivered to Participants by Pengrowth or the Plan Agent shall be validly given or delivered if mailed to Participants at their respective addresses as recorded in the register of Shareholders maintained by or on behalf of Pengrowth or, in the case of a Depository, if given in accordance with custom and practice relating to such Depository’s system.

Inquiries to the Plan Agent may be directed to:

Olympia Trust Company
2300, 125 – 9th Avenue SE
Calgary, Alberta T2G 0P6

Email:	corporateactions@olympiatrust.com
Attention:	Corporate Actions

or by calling:

1-888-353-3138 or 403-668-8887

or by visiting:

www.olympiatrust.com/transfer-agent/DRIP/Pengrowth

Inquiries to Pengrowth may be directed to:

Pengrowth Energy Corporation
2100, 222 Third Avenue SW
Calgary, AB T2P 0B4

Attention:	Investor Relations
E-mail:	investorrelations@pengrowth.com
Tel:	403-233-0224
Toll Free:	1-888-744-1111

or by visiting:

www.pengrowth.com

Effective Date

The effective date of the Plan is December 31, 2011.

INCOME TAX CONSIDERATIONS RELATING TO THE PLAN

The following summary of tax consequences is of a general nature only and is not intended to be legal or tax advice to any particular participant.  It is the responsibility of participants in the Plan to consult their own tax advisors with respect to the tax consequences of participation in the Plan in their respective country of residence.

Certain Canadian Federal Income Tax Considerations

The following is a summary of principal Canadian federal income tax considerations generally applicable to Shareholders who participate in the Plan.  This summary is of a general nature only, is not exhaustive of all possible tax considerations and is not intended to be legal or tax advice to any particular Shareholder.

This summary is provided by and on behalf of Pengrowth and not the Plan Agent or the Plan Broker.  Shareholders are urged to consult their own tax advisors as to their particular circumstances and tax position.

This summary is based on the provisions of the Income Tax Act (Canada) (the “Tax Act”) and the regulations thereunder (the “Regulations”), all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada), and the administrative and assessing practices of the Canada Revenue Agency (the “CRA”), all as of the effective date of the Plan.  This summary does not otherwise take into account or anticipate any changes in law or the administrative or assessing practices of the CRA, nor does it take into account any provincial or territorial laws of Canada or the tax laws of any other country, including, without limitation, any changes which may occur after the effective date of the Plan.

This summary assumes that all Shares held by a Shareholder who participates in the Plan (a “Participating Shareholder”), including Shares purchased pursuant to the Dividend Reinvestment Component or Premium Dividend™ Component, are held by the Participating Shareholder as capital property for the purposes of the Tax Act.  The Shares will generally constitute capital property to a Participating Shareholder provided that the Participating Shareholder does not hold or use such Shares in the course of carrying on business in which the Participating Shareholder buys or sell securities, and the Participating Shareholder did not acquire such Shares in one or more transactions considered to be an adventure in the nature of trade.  Certain Participating

Shareholders who might not otherwise be considered to hold their Shares as capital property may, in certain circumstances, be entitled to have their Shares and any other “Canadian security” (as defined in the Tax Act), treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act.  A Participating Shareholder contemplating making such an election should first consult its own tax advisors.

This summary is not applicable to:  (i) a Participating Shareholder that is a “financial institution” (as defined in the Tax Act) for the purposes of the “mark-to-market” rules; (ii) a Participating Shareholder an interest in which would be a “tax shelter investment” (as defined in the Tax Act); (iii) a Participating Shareholder that is a “specified financial institution” or a “restricted financial institution” (each as defined in the Tax Act); or (iv) a Participating Shareholder that has made a “functional currency” election under the Tax Act to determine its Canadian tax results in a currency other than Canadian currency.

Canadian Participants

This portion of the summary is applicable to Participating Shareholders who, at all relevant times and for the purposes of the Tax Act, are or are deemed to be residents of Canada (each, a “Canadian Participant”).

The reinvestment of Dividends, or the receipt of Premium Dividends™, under the terms of the Plan does not relieve a Canadian Participant from any liability for income taxes that may otherwise be payable on such amounts.  In this regard, a Canadian Participant who participates in the Dividend Reinvestment Component or Premium Dividend™ Component will be treated, for tax purposes, as having received, on each Dividend payment date, a taxable dividend equal to the amount of the Dividend payable on such date, which Dividend will be subject to the same tax treatment accorded to taxable dividends received by the Canadian Participant from a taxable Canadian corporation.  For example, if the Canadian Participant is an individual, Dividends will be subject to the gross-up and dividend tax credit rules contained in the Tax Act. If the Canadian Participant is a corporation, the Dividend will be included in income and will generally be deductible in computing income, except that a refundable tax will apply to the amount of any Dividend received by a “private corporation” or a “subject corporation” (both as defined in the Tax Act).  The fact that a Dividend is reinvested pursuant to the Dividend Reinvestment Component or Premium Dividend™ Component will not affect the status of a Dividend that is an “eligible dividend” for the purposes of the Tax Act.

A Canadian Participant’s reinvestment of Dividends pursuant to the Dividend Reinvestment Component or Premium Dividend™ Component, in such number of newly-issued Shares as is equal to the aggregate amount of the Dividend payable on each Dividend payment date divided by 95% of the corresponding Average Market Price, should not result in the Canadian Participant realizing a taxable benefit under the Tax Act.

The adjusted cost base of the Shares owned by a Canadian Participant at a particular time will be the average cost of all Shares owned by the Canadian Participant at that time, including Shares purchased through the Dividend Reinvestment Component, the Premium Dividend™ Component and Shares otherwise purchased outside the Plan. Generally, a Canadian Participant’s cost of a Share purchased pursuant to the Dividend Reinvestment Component or

Premium Dividend™ Component will be equal to 95% of the Average Market Price of the Share for that Dividend payment date. The cost to a Canadian Participant of Shares acquired pursuant to the Optional Cash Payment Component of the Plan will be equal to the amount of optional cash payments made by the Participant that are accepted for investment in the Shares.

A Canadian Participant will generally realize a capital gain (or loss) on the sale of Shares purchased pursuant to the Dividend Reinvestment Component or Premium Dividend™ Component, whether sold pursuant to the Premium Dividend™ Component or otherwise outside the Plan. The amount of such capital gain or capital loss will be equal to the amount by which the proceeds of disposition of the Share are greater (or less) than the Canadian Participant’s adjusted cost base of such Shares plus any reasonable costs incurred by the Canadian Participant in connection with the sale.

Generally, one-half of any capital gain realized by a Canadian Participant on a disposition of Shares purchased pursuant to the Dividend Reinvestment Component or Premium Dividend™ Component must be included in the Canadian Participant’s income for the year as a taxable capital gain. Subject to certain specific rules in the Tax Act, one-half of any capital loss realized by a Canadian Participant on a disposition of Shares in a taxation year will be an allowable capital loss which must be deducted from any taxable capital gains realized by the Canadian Participant in the year of disposition.  Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years to the extent and under the circumstances set out in the Tax Act.

A Canadian Participant that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on its “aggregate investment income” (as defined in the Tax Act) for the year which will include an amount in respect of taxable capital gains.  If a Canadian Participant is a corporation, the amount of any capital loss arising from a disposition or deemed disposition of such Shares may be reduced by the amount of dividends received or deemed to have been received by it on such shares to the extent and under circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Shares.  Canadian Participants to whom these rules may be relevant should consult their own tax advisors.

When a Canadian Participant’s participation in the Plan is terminated by the Canadian Participant or Pengrowth or when the Plan is terminated by Pengrowth, the Canadian Participant may be entitled to receive a cash payment for any residual fraction of a Share held based on the last price per Share at which Dividends were reinvested under the Plan as described above under “Termination of Participation” and below under “Amendment or Termination of the Plan”.  A deemed dividend may arise if the cash payment for a fractional Share exceeds the paid-up capital in respect of such fractional Share and a capital gain (or loss) may also be realized in certain circumstances.  A deemed dividend is treated in the manner described above in respect of dividends.

For the purpose of calculating the alternative minimum tax of a Canadian Participant who is an individual, the actual amount of dividends received (exclusive of the gross-up) and 80% of capital gains should generally be included in the “adjusted taxable income” (as defined in the Tax Act) of that Canadian Participant.

Where a Canadian Participant has not made the irrevocable election permitted under subsection 39(4) of the Tax Act to treat their Shares and any other “Canadian security” (as defined in the Tax Act) as capital property, the CRA may take the position that any Shares purchased and sold by the Canadian Participant pursuant to the Premium Dividend™ Component are not capital property to the Canadian Participant, such that the tax consequences of the Canadian Participant’s sale of Shares pursuant to the Premium Dividend™ Component may differ from the consequences described above.

Non-Resident Participants

This portion of the summary is applicable to Participating Shareholders who, at all relevant times and for the purposes of the Tax Act, are not and are not deemed to be residents of Canada (each, a “Non-Resident Participant”).

Any Dividends paid or credited in respect of a Non-Resident Participant’s Shares will be subject to a non-resident withholding tax for Canadian income tax purposes.  Under the Tax Act, the rate of non-resident withholding tax on dividends is 25%.  However, this rate may be subject to reduction under the provisions of any income tax treaty between Canada and the country in which the Non-Resident Participant is resident. For example, under the provisions of the Canada – United States Income Tax Convention, 1980 (the “Treaty”), where a Non-Resident Participant is a resident of the United States, is fully entitled to the benefits of the Treaty, and does not maintain a “permanent establishment” or “fixed base” (each within the meaning of the Treaty) in Canada to which the Non-Resident Participant’s Shares are attributable, the rate of Canadian withholding tax will generally be reduced to 15% of the Dividend.

Any Dividends reinvested pursuant to the Dividend Reinvestment Component will first be reduced by an amount equal to the Non-Resident Participant’s Canadian withholding tax obligation prior to reinvestment.

A Non-Resident Participant will not be subject to Canadian income tax under the Tax Act on any capital gains realized on the disposition of Shares acquired pursuant to the Dividend Reinvestment Component unless such Shares constitute “taxable Canadian property” (as defined by the Tax Act) to the Non-Resident Participant.  So long as the Shares are listed on a “designated stock exchange” (as defined in the Tax Act and which currently includes the TSX) at the time of sale, Shares acquired by a Non-Resident Participant pursuant to the Dividend Reinvestment Component will not be taxable Canadian property to the Non-Resident Participant unless:

(a)
at any time during the 60-month period immediately preceding the disposition, the Non-Resident Participant and/or persons with whom the Non-Resident Participant did not deal at arm’s length, held 25% or more of the issued shares of any class of Pengrowth’s capital stock; or

(b)	the Shares are used by the Non-Resident Participant in carrying on business in Canada.

Where Shares represent taxable Canadian property to a Non-Resident Participant, any capital gains realized on the sale or deemed disposition of the Shares will be subject to taxation in Canada, except as otherwise provided in any tax treaty between Canada and the country in which the Non-Resident Participant is resident.

Material United States Federal Income Tax Considerations

The following summary describes material U.S. federal income tax consequences which may be applicable to a U.S. Holder (as defined below) of Shares that participates in the Dividend Reinvestment Component of the Plan (a “U.S. Participant”).  As used in this section, the term “U.S. Holder” means a beneficial owner of a Share that is (i) a citizen or individual resident of the United States, as determined for U.S. federal income tax purposes, (ii) a corporation or other entity taxable as a corporation organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation without regard to the source or (iv) a trust if a U.S. court has primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.  If a pass-through entity, including a partnership or other entity classified as a partnership for U.S. federal income tax purposes, is a beneficial owner of Shares, the U.S. federal income tax treatment of an owner or partner generally will depend upon the status of such owner or partner and upon the activities of the pass-through entity. Any owner or partner of a pass-through entity holding Shares is urged to consult its own tax advisor.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, existing and proposed Treasury Regulations, the Treaty and interpretations of the foregoing, all as of the date hereof. All of the foregoing authorities are subject to change (possibly with retroactive effect), and any such change may result in U.S. federal income tax consequences to a U.S. Participant that are materially different from those described below. No rulings from the U.S. Internal Revenue Service (the “IRS”) have been or will be sought with respect to the matters described below, and consequently, the IRS may not take a similar view of the consequences described below.

This summary does not purport to be a full description of all U.S. federal income tax considerations that may be relevant to a U.S. Participant in light of such U.S. Participant’s particular circumstances and only addresses U.S. Participants that hold Shares as capital assets within the meaning of Section 1221 of the Code.  Furthermore, this summary does not address the U.S. federal income tax considerations applicable to U.S. Participants subject to special rules, such as (i) certain financial institutions, real estate investment trusts, regulated investment companies or insurance companies; (ii) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (iii) traders in securities that elect to use a mark-to-market method of accounting; (iv) dealers in securities or currencies; (v) persons holding Shares in connection with a hedging transaction, “straddle”, conversion transaction or other integrated transaction; (vi) persons that own directly, indirectly or constructively ten percent or more, by voting power, of the outstanding equity interests of Pengrowth; (vii) persons that acquired the Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons subject to the alternative minimum tax; and (x) U.S. expatriates.  In addition, this discussion does not include any description of any estate and gift tax consequences, or the tax laws of any state, local, non-U.S. or other government that may be applicable.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of Shares and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made.  Shareholders of Shares are urged to consult their tax advisors with respect to the U.S. federal, state and local tax consequences, the non-U.S. tax consequences and the non-tax consequences of the acquisition, ownership and disposition of Shares.

Amount Includable in Income

The following discussion is applicable except to the extent that the “PFIC” rules (discussed below) apply and provide otherwise.

For U.S. federal income tax purposes, a U.S. Participant will be treated as receiving a distribution in an amount equal to the sum of (i) the fair market value of Shares acquired pursuant to the Plan and (ii) any Canadian taxes withheld with respect to the distribution.  For purposes of this paragraph, the “fair market value” of Shares so acquired will generally be the average of the high and low sales price on the dividend payment date as reported by the exchange on which the Shares are principally traded, which amount may be higher or lower than the Average Market Price used to determine the number of Shares acquired under the Plan.  The distribution will be includible in income by a U.S. Participant as dividend income to the extent such distribution is paid out of the current or accumulated earnings and profits of Pengrowth as determined under U.S. federal income tax principles.  Dividends will not be eligible for the dividends received deduction generally allowed to a U.S. corporation on dividends received from a domestic corporation.  Any portion of the distribution in excess of Pengrowth’s current and accumulated earnings and profits will first be treated as a tax-free return of capital to the extent of a U.S. Participant’s adjusted tax basis in its Shares and will be applied against and reduce such basis on a dollar-for-dollar basis (thereby increasing the amount of gain and decreasing the amount of loss recognized on a subsequent disposition of Shares).  To the extent that such distribution exceeds the U.S. Participant’s adjusted tax basis, the distribution will be treated as capital gain, which will be treated as long-term capital gain if such U.S. Participant’s holding period in its Shares exceeds one year as of the date of the distribution and otherwise will be short-term capital gain.  However, Pengrowth does not intend to maintain calculations of earnings and profits in a manner necessary to enable U.S. Participants to determine the extent to which a distribution would be treated as a dividend.  Each U.S. Participant should therefore assume that any distribution by Pengrowth with respect to the Shares will constitute ordinary dividend income.

If Shares are readily tradable on an established U.S. securities market, within the meaning of the Code, or if, as is expected, Pengrowth will be eligible for benefits under the Treaty, under current law dividends received by non-corporate U.S. Participants will be “qualified dividend income” to such U.S. Participants.  If certain holding period and other requirements (including a requirement that Pengrowth is not a PFIC in the year of the dividend or the preceding year) are met, qualified dividend income received from Pengrowth before January 1, 2013 will be subject to a maximum rate of U.S. federal income tax of 15 percent to a U.S. Participant that is not a corporation, including an individual.

A U.S. Participant’s tax basis for Shares received pursuant to the Plan will equal the fair market value of the Shares on the Dividend payment date.  A U.S. Participant’s holding period for the Shares will begin on the day after the Dividend payment date.

A U.S. Participant will not realize any taxable income upon withdrawal from or termination of the Plan for the whole Shares credited to the U.S. Participant’s account.  A U.S. Participant will generally recognize gain or loss upon the sale or exchange of Shares and upon receipt of cash payments for fractional shares credited to such U.S. Participant’s account upon withdrawal from or termination of the Plan.  The amount of such gain or loss will be equal to the difference (if any) between (i) the U.S. dollar value of the amount realized for Shares or fraction thereof and (ii) the U.S. Participant’s adjusted tax basis in the Shares.  Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Participant’s holding period for the Shares is more than one year at the time of the sale or exchange.  Capital gains of non-corporate taxpayers on assets held for more than one year are generally subject to preferential rates.  The deductibility of capital losses is subject to limitations.  Any gain or loss recognized by a U.S. Participant will generally be treated as U.S. source gain or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company Status

A non-U.S. entity treated as a corporation for U.S. federal income tax purposes will be a PFIC for any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries, either (1) at least 75 percent of its gross income is “passive” income or (2) at least 50 percent of the average value of its assets is attributable to assets that produce passive income or are held for the production of passive income.

Based on its current operation, Pengrowth believes that it was not a PFIC in 2010 and is not expected to be a PFIC for 2011 or for any subsequent taxable year.  However, PFIC status is fundamentally factual in nature, generally cannot be determined until the close of the taxable year in question and is determined annually.  Consequently, there is no assurance that Pengrowth will not become a PFIC for any taxable year during which a U.S. Participant holds Shares.

If Pengrowth were classified as a PFIC, for any year during which a U.S. Participant owns Shares (regardless of whether Pengrowth continues to be a PFIC), the U.S. Participant would be subject to special adverse rules, including taxation at maximum ordinary income rates plus an interest charge on both gains on sale and certain dividends, unless the U.S. Participant makes an election to be taxed under an alternative regime.

Certain elections may be available to a U.S. Participant if Pengrowth were classified as a PFIC.  Pengrowth will provide U.S. Participants with information concerning the potential availability of such elections if Pengrowth determines that it is or will become a PFIC.

Foreign Currency Gains

Taxable dividends with respect to Shares that are paid in Canadian dollars will be included in the gross income of a U.S. Participant as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the dividend, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. The amount realized upon the sale, exchange or other taxable disposition of Shares will generally be based on the U.S. dollar value of the Canadian dollars received on the settlement date of the disposition.  If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Participant will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Participant that receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that will be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes.

Foreign Tax Credits

Any Canadian tax withheld with respect to distributions on, or proceeds from disposition of, Shares may, subject to a number of complex limitations, be claimed as a foreign tax credit against a U.S. Participant’s U.S. federal income tax liability or may be claimed as a deduction for U.S. federal income tax purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed with respect to Shares will be foreign-source income and will be “passive category income” or “general category income” for purposes of computing the foreign tax credit allowable to a U.S. Participant, and gain recognized on the sale of Shares will generally be treated as U.S. source for such purposes. Because of the complexity of those limitations, each U.S. Participant should consult its own tax advisor with respect to the amount of foreign taxes that may be claimed as a credit.

Additional Tax on Passive Income

For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, the Shares, subject to certain limitations and exceptions.

U.S. Information Reporting and Backup Withholding

Under some circumstances, a U.S. Participant may be subject to U.S. information reporting and backup withholding tax on distributions paid on Shares or from the disposition of Shares. Information reporting and backup withholding will not apply, however, to a U.S. Participant that is a corporation or is otherwise exempt from information reporting and backup withholding and, when required, demonstrates this fact. Backup withholding also will not apply to a U.S. Participant that furnishes a correct taxpayer identification number and certifies on a Form W-9 or successor form, under penalty of perjury, that it is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S.

Participant that fails to provide the correct taxpayer identification number on Form W-9 or successor form may be subject to penalties imposed by the IRS. Backup withholding, currently at a 28 % rate, is not an additional tax, and any amount withheld under these rules will be allowed as a refund or credit against a U.S. Participant’s U.S. federal income tax liability if the required information is timely furnished to the IRS.

Return disclosure obligations (and related penalties for failure to disclose) are imposed on United States individuals that hold certain specified foreign financial assets in excess of $50,000. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also may include the Shares.

United States Holders are urged to consult their own tax advisors regarding the possible implications of the recently enacted legislation described above.

 DESCRIPTION OF THE SHARES TO BE REGISTERED

The Shares to be offered by this prospectus will be offered to our Shareholders pursuant to participation in the Plan. The Shares are currently listed on the TSX under the symbol “PGF” and the NYSE under the symbol “PGH”.

We are authorized to issue an unlimited number of Shares and 10,000,000 preferred shares.

Holders of Shares are entitled to notice of, to attend and to one vote per share held at any meeting of our Shareholders (other than meetings of a class or series of our shares other than the Shares as such).

Holders of Shares will be entitled to receive dividends as and when declared by our board of directors on the Shares as a class, subject to prior satisfaction of all preferential rights to dividends attached to shares of other classes of shares of Pengrowth ranking in priority to the Shares in respect of dividends.

Holders of Shares will be entitled in the event of any liquidation, dissolution or winding-up of Pengrowth, whether voluntary or involuntary, or any other distribution of our assets among our Shareholders for the purpose of winding-up our affairs, and subject to prior satisfaction of all preferential rights to return of capital on dissolution attached to all shares of other classes of our shares ranking in priority to the Shares in respect of return of capital on dissolution, to share rateably, together with the holders of shares of any other class of shares of the corporation ranking equally with our Shares in respect of return of capital on dissolution, in such assets of the corporation as are available for distribution.

The following tables set forth certain trading information for the trust units of the Trust (which trust units were exchanged for Shares on a one-to-one basis pursuant to the Arrangement) and for our Shares on the NYSE and the TSX for the periods indicated.

	NYSE
	(U.S.$)	(U.S.$)
Period	High	Low	Volume
Shares
April 2011	14.60	13.23	22,095,301
May 2011	14.10	12.52	21,384,289
June 2011	13.21	11.80	22,429,494
July 2011	13.60	12.32	19,951,453
August 2011	13.19	9.75	34,832,536
September 2011	11.65	8.94	29,660,407
October 2011	11.00	7.99	28,181,903
November 2011	10.87	9.38	21,429,821
December 2011	10.97	10.00	21,124,405
January 2012	11.17	9.95	22,852,484
February 2012	10.25	9.86	25,047,101
March 2012	10.30	9.40	22,801,448
April 2012 (1 to 20)	9.55	8.55	17,213,544

	TSX
	($)	($)
Period	High	Low	Volume
Shares

April 2011	13.96	12.77	13,117,658
May 2011	13.37	12.23	12,644,657
June 2011	12.81	11.56	13,588,895
July 2011	12.84	11.95	10,912,849
August 2011	12.47	9.63	15,570,618
September 2011	11.36	9.33	12,595,787
October 2011	10.91	8.48	15,778,533
November 2011	11.05	9.84	20,245,324
December 2011	11.18	10.39	22,478,714
January 2012	11.36	9.96	16,811,471
February 2012	10.14	9.81	15,738,212
March 2012	10.15	9.35	19,983,760
April 2012 (1 to 20)	9.47	8.49	9,826,134

EXPENSES*

The expenses in connection with the issuance and distribution of the Common Shares being offered are as follows:

Securities and Exchange Commission Registration Fee	U.S. $29,670
Legal Fees and Expenses	U.S. $20,000
Stock Exchange Listing Fees	U.S. $35,000
Blue Sky Fees and Expenses	U.S. $0
Auditor Fees and Expenses	U.S. $15,000
Other	U.S. $0
Total	U.S. $99,670

*Estimated (as necessary)

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Corporation pursuant to the applicable provisions of the ABCA or our by-laws, the Corporation has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the Shares being offered by this prospectus has been passed upon for us by Burnet, Duckworth & Palmer LLP, Calgary, Alberta. Burnet, Duckworth & Palmer LLP has, in addition, reviewed the statements made herein as to matters of Canadian tax law and as to the enforceability in Canada of liabilities under the federal securities laws of the United States.  The statements made in this prospectus as to matters of United States tax law have been reviewed for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York and Toronto, Ontario.

EXPERTS

The annual financial statements have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which reports are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Certain information relating to our reserves incorporated by reference into this prospectus has been calculated by us and audited and opined on, as at December 31, 2011 and effective February 28, 2012, by GLJ Petroleum Consultants Ltd., independent petroleum engineering consultants retained by us, and has been so included in reliance on the opinion and report of GLJ Petroleum Consultants Ltd., given upon the authority of said firm as experts in reserve engineering.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

Section 124 of the ABCA provides as follows:

124(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

(a)  the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and

(b)  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful.

(2)  A corporation may with the approval of the Court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfills the conditions set out in subsection (1)(a) and (b).

(3)  Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

(a)  was substantially successful on the merits in the person’s defence of the action or proceeding,

(b)  fulfills the conditions set out in subsection (1)(a) and (b), and

(c)  is fairly and reasonably entitled to indemnity.

(3.1)   A corporation may advance funds to a person in order to defray the costs, charges and expenses of a proceeding referred to in subsection (1) or (2), but if the person does not meet the conditions of subsection (3) he or she shall repay the funds advanced.

(4)  A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person

(a)  in the person’s capacity as a director or officer of the corporation, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the corporation, or

(b)  in the person’s capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the corporation’s request, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the body corporate.

(5)  A corporation or a person referred to in subsection (1) may apply to the Court for an order approving an indemnity under this section and the Court may so order and make any further order it thinks fit.

(6)  On an application under subsection (5), the Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

Article 5 of our By-Laws contain the following provisions with respect to the protection and indemnification of our directors and officers:

5.1           Limitation of Liability

No director or officer for the time being of Pengrowth shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to Pengrowth through the insufficiency or deficiency of title to any property acquired by Pengrowth or for or on behalf of Pengrowth or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to Pengrowth shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or with which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets of or belonging to Pengrowth or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his or her respective office or trust or in relation thereto unless the same shall happen by or through his or her failure to exercise the powers and to discharge the duties of his or her office honestly, in good faith and with a view to the best interests of Pengrowth and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

5.2           Indemnity

Pengrowth hereby indemnifies, to the maximum extent permitted under the Act, each director and officer and each former director and officer, and may indemnify a person who acts or acted at Pengrowth’s request as a director or officer of a body corporate of which Pengrowth is or was a shareholder or creditor, and their heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Pengrowth or such body corporate.

5.3           Insurance

Pengrowth may purchase and maintain insurance for the benefit of any person against any liability incurred by him or her:

(a)
in his or her capacity as a director or officer of Pengrowth, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of Pengrowth; or

(b)
in his or her capacity as a director or officer of another body corporate where he or she acts or acted in that capacity at Pengrowth’s request, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of the body corporate.

We have purchased insurance against potential claims against our directors or officers and against loss for which we may be required or permitted by law to indemnify such directors and officers.

We have also entered into indemnity agreements with each of our directors and officers pursuant to which we have agreed to indemnify such persons in the manner contemplated by the ABCA.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 9.  Exhibits

4.1
Articles of Amalgamation and By-Laws of the Corporation (filed as Exhibits 3.1 and 3.2, respectively, to the Registrant’s amendment to Pengrowth Energy Trust’s registration statement on Form 8-A/A filed on January 3, 2011

4.2
Premium DividendTM, Dividend Reinvestment and Optional Common Share Purchase Plan of Pengrowth Energy Corporation (filed as Exhibit 4.2 to the Registrant Post-Effective Amendement No.1 to Form F-3 filed on January 3, 2012)

5.1	Opinion of Burnet, Duckworth & Palmer LLP as to the legality of the Shares being registered

8.1	Opinion of Burnet, Duckworth & Palmer LLP regarding Canadian tax matters (contained in Exhibit 5.1)

8.2	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding U.S. tax matters

23.1	Consent of KPMG LLP

23.2	Consent of GLJ Petroleum Consultants Ltd.

23.3	Consent of Burnet, Duckworth & Palmer LLP (contained in Exhibit 5.1)

23.4	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 8.2)

24.1	Power of Attorney (included on the signature pages to this registration statement)

Item 10.  Undertakings

a)   The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any  prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the  prospectus  any facts or events arising after the effective date of the registration  statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution  not  previously  disclosed in the  registration  statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, THAT:

(A)  Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)  Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)  PROVIDED  FURTHER,   HOWEVER,   THAT  PARAGRAPHS  (A)(1)(I)  AND (A)(1)(II) DO NOT APPLY IF THE REGISTRATION STATEMENT IS FOR AN OFFERING OF ASSET-BACKED SECURITIES ON FORM S-1 OR FORM S-3, AND THE INFORMATION REQUIRED TO BE INCLUDED IN A

POST-EFFECTIVE AMENDMENT IS PROVIDED PURSUANT TO ITEM 1100(C) OF REGULATION AB.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial  statements.  Notwithstanding  the foregoing,  with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Section 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  If the registrant is relying on Rule 430B:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)  That, for the purpose of determining  liability of the registrant under the Securities  Act of 1933 to any purchaser in the initial  distribution of the securities:

The undersigned  registrant  undertakes that in a primary offering of securities of the undersigned  registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(a)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on April 23, 2012 .

PENGROWTH ENERGY CORPORATION

By:	/s/ Derek W. Evans
Name: Derek W. Evans
Title: President & CEO

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Derek W. Evans and Christopher G. Webster his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as they might or could do themselves, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them acting alone, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed  below by the following persons in the capacities indicated on April 23, 2012.

Signature	Title

/s/ Derek W. Evans	President and Chief Executive Officer and Director
Derek W. Evans	(Principal Executive Officer)

/s/ Christopher G. Webster	Chief Financial Officer
Christopher G. Webster	(Principal Financial Officer)

/s/ Douglas C. Bowles	Vice President and Controller
Douglas C. Bowles	(Principal Accounting Officer)

Signature	Title

/s/Thomas A. Cumming	Director
Thomas A. Cumming

/s/ James D. McFarland	Director
James D. McFarland

/s/ Michael S. Parrett	Director
Michael S. Parrett

/s/ A. Terence Poole	Director
A. Terence Poole

/s/ D. Michael G. Stewart	Director
D. Michael G. Stewart

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, on April 23, 2012.

PUGLISI & ASSOCIATES
By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

INDEX TO EXHIBITS

Exhibits

4.1
Articles of Amalgamation and By-Laws of the Corporation (filed as Exhibits 3.1 and 3.2, respectively, to the Registrant’s amendment to Pengrowth Energy Trust’s registration statement on Form 8-A/A filed on January 3, 2011

4.2
Premium DividendTM, Dividend Reinvestment and Optional Common Share Purchase Plan of Pengrowth Energy Corporation (filed as Exhibit 4.2 to the Registrant Post-Effective Amendement No. 1 to Form F-3 filed on January 3, 2012)

5.1	Opinion of Burnet, Duckworth & Palmer LLP as to the legality of the Shares being registered

8.1	Opinion of Burnet, Duckworth & Palmer LLP regarding Canadian tax matters (contained in Exhibit 5.1)

8.2	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding U.S. tax matters

23.1	Consent of KPMG LLP

23.2	Consent of GLJ Petroleum Consultants Ltd.

23.3	Consent of Burnet, Duckworth & Palmer LLP (contained in Exhibit 5.1)

23.4	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 8.2)

24.1	Power of Attorney (included on the signature pages to this registration statement)